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                                                                  Exhibit 10.39

                     AGREEMENT FOR THE PROVISION OF SERVICES


THIS AGREEMENT is made the      day of         1996


BETWEEN

(1) THE GALILEO COMPANY a company incorporated under the laws of England and Wales whose registered office is at Galileo Centre Europe, Windmill Hill, Swindon, SN5 6PH ("TGC"), and

(2) GALILEO INTERNATIONAL PARTNERSHIP a Delaware general partnership, whose principal offices are at 9700 West Higgins Road, Rosemont, Illinois 60018 ("GIP")


1.       INTRODUCTION

1.1 On the 16th day of September 1993 the parties entered into a Miscellaneous Services Agreement ("the MSA") which they required to reflect Arm's Length Rates of mark-up on cost according to current general business practice.

1.2 Following a review of the MSA the parties wish to amend certain of the terms of the MSA and the rates originally used.

1.3 The parties also desire to make certain amendments to the terms of the MSA, as certain provisions of the MSA are no longer applicable due to the passage of time. The MSA is therefore hereby terminated forthwith, both parties hereby waiving their right to notice thereunder, and is replaced by this agreement.



NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS


2.       DEFINITIONS

2.1      In this agreement :-

         "Arm's Length Rate" means the rate which would be charged in an independent transaction between unrelated parties under the same or similar circumstances considering all the relevant facts;

         "CRS" means computerised reservation system;
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         "Employee" means any employee of either party or anybody in an analogous position such as but not limited to officers, secondees, consultants or subcontractors;

         "Intellectual Property Rights" means copyright, patent, design and all other analogous rights, whether or not registrable;

         "Marketing Services" means services other than the development of software which GIP shall require TGC to perform, including, but not limited to, marketing and administrative services, which are more particularly detailed in the schedule to this agreement;

         "Restricted Information" means all data, documentation and materials, either oral or written, obtained by one party to this agreement from another party to the agreement pursuant to or in connection with the agreement that relates to that party or its customers or suppliers, that has been designated as confidential by the other party, and that is in fact confidential in nature, and

         "Software" means such computer programs as GIP shall require TGC to develop and supply to GIP in connection with GIP's CRS business and for the avoidance of doubt shall include any routine, sub-routine, sub-program, algorithm and any specification, operating manual or other documentation relating to such computer programs, and any information or data contained therein, whether or not reduced to a tangible medium.

2.2 The headings in this agreement are for convenience only and do not affect its interpretation.


3.       OBLIGATIONS OF TGC

3.1 TGC shall carry out upon GIP's instructions the development of the Software. TGC shall ensure that it has adequate resources to perform its obligations under this clause 3.1, and its headcount of Software development staff for 1995 is estimated to be one hundred and sixty-six
         (166). Such headcount may be varied annually or from time to time to reflect current development schedules as the circumstances require.

3.2 TGC shall carry out upon GIP's instructions Marketing Services and shall ensure that it has adequate resources to perform its obligations under this clause 3.2. The headcount for 1995 of staff required to perform Marketing Services is contained in the schedule hereto. Such headcount may be varied annually or from time to time to reflect appropriate resources to discharge Marketing Services as the circumstances require. TGC will conduct Marketing Services with all due care
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         and diligence, and TGC shall use its best efforts to cultivate and maintain good relations with GIP's vendors and distributors in accordance with sound commercial principles.

3.3 The services to be provided hereunder by TGC will be provided during normal United Kingdom working hours.

3.4 The services to be provided hereunder will in terms of both quality and quantity be at least comparable to and not less than similar services being provided by TGC to any other person.

3.5 TGC shall ensure that its Employees comply in all respects with the terms of this agreement and that, in particular, it makes its Employees aware that they have no authority to bind GIP, nor to hold themselves out as Employees or agents of GIP.

3.6 TGC shall further ensure that its Employees obtain specific authority from GIP for any marketing proposal which may commit GIP to any contract or course of action in the course of GIP's business as a provider of CRS services.

3.7 TGC shall as GIP from time to time may direct act as a recipient of notices to GIP under any agreement entered into by GIP. Such direction may be accomplished by the insertion of the following or similar clause in any such agreement and notification of such clause to TGC:-

         "Any notice to be given to Galileo International Partnership hereunder and any legal proceedings concerning or arising out of this agreement shall be delivered or sent to Galileo International Partnership c/o The Galileo Company, whose registered office is at Galileo Centre Europe, Windmill Hill, Swindon, SN5 6PH, United Kingdom, marked for the attention of the Company Secretary (fax no 44-793-886190)."

         In the event of receipt of any such notice as specified in this clause, TGC shall forward the same forthwith to GIP, marked for the attention of the General Counsel.


4.       FINANCIAL ARRANGEMENTS

4.1 Upon receipt of invoices from TGC, GIP will remit to TGC fees equal to TGC's costs incurred in the development of the Software plus eight per cent (8%) of such costs.

4.2 Upon receipt of invoices from TGC, GIP will remit to TGC fees equal to TGC's costs incurred in the performance of Marketing Services plus six point five per cent (6.5%) of such costs.
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4.3      The respective percentage mark-ups stipulated in clauses 4.1 and 4.2 which have been arrived at on an Arm's Length Basis shall be effective during 1995 and thereafter subject to annual review by both parties during the month of March in each year who may agree to vary such percentages as they deem fit in order to reflect then current market practice provided always that the transactions hereunder shall be charged at an Arm's Length Rate. Notwithstanding clause 10.2, in the event that one party shall propose a variation to one or both of such percentages which is not accepted by the other party within thirty (30) days of such proposal, the parties shall refer such proposal to arbitration. Such reference shall be to a single arbitrator appointed by the President for the time being of the Institute of Chartered Accountants. The decision of such arbitrator shall be final and binding upon the parties.

4.4 The percentage mark-ups specified in clauses 3A and 3B of the Miscellaneous Services Agreement have been adjusted for 1994 by agreement between the parties to eight per cent (8%) and six point five per cent (6.5%) respectively and TGC's statutory accounts have been amended accordingly.

4.5 For the avoidance of doubt, due to outstanding contractual arrangements TGC has in the past borne certain costs, such as communications costs, which should properly have been borne by GIP, and has billed these on to GIP at cost. Whilst the parties have made every effort to put in place the appropriate contractual arrangements to ensure that such costs are borne directly by GIP, it is hereby agreed that TGC shall, in the event that the parties may deem it necessary or expedient, continue to bear such costs and bill them back to GIP at cost.

4.6 Nothing in this agreement requires GIP to purchase any particular quantity or level of any service provided under this agreement.


5.       INTELLECTUAL PROPERTY RIGHTS

5.1      The Intellectual Property Rights in the Software shall belong to GIP.

5.2 TGC will do all such things at the request and expense of GIP, as GIP reasonably may require, to assist GIP to secure or perfect good title to the Intellectual Property Rights in the Software and (without limitation) will execute any document or do any act or make any declaration reasonably required by GIP in support of any application to register, renew or defend any of the Intellectual Property Rights in the Software anywhere in the world
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6.       TERM

6.1 This agreement may be terminated by either TGC or GIP giving not less than one year's prior written notice to the other party.

6.2 Notwithstanding Clause 6.1, either TGC or GIP may terminate this agreement immediately upon giving written notice to the other party if:

         (a) the other party commits a material breach of any of the terms or conditions of this agreement provided, however, that the breaching party shall have thirty (30) days to correct such breach following receipt of such notice;

         (b)      the other party becomes insolvent;

         (c) the other party is generally not paying its bills when they become due;

         (d) an encumbrancer takes possession of or a receiver is appointed over all or any substantial part of the property or assets of the other party;

         (e) the other party makes an assignment for the benefit of its creditors;

         (f) the other party goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that the company resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that other party under this agreement);

         (g) anything similar to any of the foregoing under the law of any jurisdiction occurs in relation to the other party, or

         (h)      the other party ceases to carry on business.

6.3 Any termination of this agreement shall not affect any liabilities or rights accruing prior to the effective date of termination or that are of a continuing nature.

6.4 Any waiver by either party of a breach of any provision of this agreement shall not be considered as a waiver of any subsequent breach of the same or any other provision of this agreement.

6.5 The rights to terminate this agreement given by this Clause shall be without prejudice to any other right or remedy of either party in respect of the breach concerned (if any) or any other breach.
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7.       CONFIDENTIALITY

7.1 Except as provided in Clause 7.2, each party at all times during the continuance of this agreement and after its termination shall:

         (a) use all its reasonable endeavours to keep all Restricted Information confidential;

         (b) not disclose any Restricted Information to any other person without the prior written consent of the relevant party;

         (c) not use any Restricted Information for any purpose other than the performance of the obligations under this agreement; and

         (d) ensure that none of its directors, officers, employees, advisers, agents, representatives, or consultants does any act which if done by that party would be a breach of the provisions of (a), (b) or (c) above.

7.2      Any Restricted Information may be disclosed by either party :

         (a) in response to any legally enforceable demand by a governmental or other authority or regulatory body; or

         (b) to any Employee of either party or of any of the aforementioned persons,

         to such extent only as is necessary for the purposes contemplated by this agreement, or as is required by law, provided however, that the party shall use all reasonable endeavours to ensure that the person in question keeps the Restricted Information confidential and does not use the same except for the purposes for which the disclosure is made, and provided that before disclosing the Restricted Information to any such person, that party shall notify the party that provided the Restricted Information of the intended disclosure and shall use its best efforts to permit the other party a reasonable period of time to intervene and contest disclosure or production at its own expense if the other party so wishes.


8.       FORCE MAJEURE

8.1 Except for any payment obligations, a party shall not be deemed to be in breach of this agreement, nor otherwise be liable to the other for any delays in or failure of performance caused by any natural disaster, public enemy, war, civil disorder, fire, flood, explosion, riot, labour disputes, work stoppage or strike, unavailability of equipment or software, any act or order of any governmental authority, or any other cause, whether similar or dissimilar, beyond its control provided that:
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         (a)      as soon as practicable after becoming aware of such delay or failure it gives the other party written notice of such delay or failure and the reasons for it; and

         (b) it uses all reasonable endeavours to circumvent the causes of such delay and to mitigate their effects; and

         (c) it remains liable to perform its obligations as soon as the cause of delay is lifted.


9.       RELATIONSHIP OF THE PARTIES

9.1 The relationship of the parties is that of customer and service provider. Nothing in this agreement creates or is intended to create any agency, partnership or joint venture relationship between the parties.

9.2 Neither party has any authority to bind the other party, and neither party shall hold itself out as the agent of the other party.


10.      GOVERNING LAW AND JURISDICTION

10.1 This agreement shall be governed by, and be construed in accordance with, English law.

10.2 In relation to any dispute arising out of or in connection with this agreement, the parties to this agreement hereby unconditionally and irrevocably submit to the exclusive jurisdiction of the High Court of Justice in England and waive any objection to proceedings with respect to this agreement in such Court on the grounds of venue or inconvenient forum.

10.3 Either party shall be entitled to take such steps as it shall consider necessary or desirable in order to enforce any judgment or order against the other party in any jurisdiction where that other party trades or has assets.


11.      AMENDMENT

         This agreement may be amended only if such amendment is in writing and executed by duly authorised representatives of both parties hereto.
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12.      ENTIRE AGREEMENT

12.1 This agreement sets out the entire agreement between the parties hereto regarding the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, between the parties or any predecessors relating to the subject matter hereof.

12.2 Each party acknowledges that, in entering into this agreement, it does not do so on the basis of, and does not rely on, any representation, warranty or other provision except as expressly provided in this agreement, and all conditions, warranties or other terms implied by statute or common law are excluded to the fullest extent permitted by law.


13.      NOTICES

13.1 Every notice, request, demand or other communication affecting notice under this agreement:

         (a)      shall be in writing in the English language; and

         (b) shall be sent by first class, registered or certified mail, postage prepaid, or by overnight or express mail, courier, facsimile or telex; and

         (c)      shall be effective:

                  (i) immediately, in the case of a telex or facsimile, if sent on a business day prior to 5:00 p.m. local time of recipient; or

                  (ii) on the first business day after transmission, for all other notices.

13.2 Every communication given under Clause 11.1 above and any legal proceedings concerning or arising out of this agreement shall be delivered or sent to the Company Secretary of TGC, at its registered office as set out above, or to the President of GIP at the address set out above or such other address as either party shall designate in writing for that purpose.


14.      REPRESENTATIONS AND WARRANTIES

14.1 EACH PARTY HERETO REPRESENTS THAT (I) THE INDIVIDUAL SIGNING THIS AGREEMENT OR ANY AMENDMENT TO THIS AGREEMENT, ON BEHALF OF GIP OR TGC AS THE CASE MAY BE, IS, OR AT THE MATERIAL TIME WILL BE, DULY AUTHORISED TO EXECUTE THIS AGREEMENT OR AMENDMENT ON BEHALF OF GIP OR
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         TGC, AS THE CASE MAY BE, AND HAS FULL POWER AND AUTHORITY TO BIND GIP
         OR TGC, AS THE CASE MAY BE, TO THE TERMS AND CONDITIONS HEREOF; AND
         (II) THIS AGREEMENT CONSTITUTES A LEGAL, VALID, AND BINDING AGREEMENT OF GIP OR TGC, AS THE CASE MAY BE, ENFORCEABLE IN ACCORDANCE WITH ITS TERMS.

14.2 THE REPRESENTATIONS AND WARRANTIES SET FORTH IN CLAUSE 14.1 ABOVE ARE EXCLUSIVE AND TGC MAKES NO OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE SOFTWARE OR THE OTHER SERVICES.

14.3     EXCEPT FOR A BREACH OF THE EXCLUSIVE WARRANTIES SPECIFIED IN CLAUSE
         14.1 ABOVE, GIP HEREBY WAIVES AND RELEASES TGC AND ITS OWNERS FROM ANY AND ALL OTHER OBLIGATIONS, LIABILITIES, RIGHTS, CLAIMS AND REMEDIES OF GIP AGAINST TGC AND ITS OWNERS, OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, DUE TO ANY DEFECTS OR ERRORS IN THE SOFTWARE OR IN THE PERFORMANCE OF THE OTHER SERVICES, INCLUDING ANY LIABILITY, OBLIGATION, RIGHT, CLAIM OR REMEDY FOR LOSS OF REVENUE OR PROFIT OR ANY OTHER DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES.

14.4 EACH PARTY ACKNOWLEDGES THAT, IN ENTERING INTO THIS AGREEMENT, IT DOES NOT DO SO ON THE BASIS OF, AND DOES NOT RELY ON, ANY REPRESENTATION, WARRANTY OR OTHER PROVISION EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT.


15.      INDEMNITY

15.1 In further consideration for the provision of services hereunder by TGC to GIP, GIP hereby indemnifies TGC and agrees to reimburse TGC without limitation in respect of all TGC's future operating costs during the term of this agreement including any costs associated with the leasing of premises or termination of any such lease, any costs associated with the redundancy of any employee of TGC, any costs associate with exchange rate fluctuations, and any costs which may be incurred by TGC as a result of termination of this agreement.
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15.2     For the avoidance of doubt the costs specified in clause 15.1 specifically exclude any costs associated with TGC's former business of the provision of CRS services such as costs associated with TGC's former Data Centre and Energy Centre. However, the parties recognise the likelihood that the Data Centre will in the future be used for the operation of TGC's current business, and at such time as such use occurs costs associated with the Data Centre will fall under clause 15.1.


16.      ASSIGNMENT

16.1 TGC may assign or otherwise transfer any of its rights, interests, or obligations under this agreement to any third party only upon the prior written consent of GIP, which consent shall not be unreasonably withheld.

16.2 GIP may assign or otherwise transfer its rights and obligations under this agreement, whether in whole or in part, to any affiliate, successor, or third party that accepts all obligations of GIP hereunder and agrees with GIP to be bound thereby.

16.3 Any violation of this clause shall be cause for immediate termination of this agreement by the non-assigning party or, at the option of the non-assigning party the non-assigning party may declare the assignment of any of the rights or obligations under the agreement null and void ab initio.
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                                    SCHEDULE

MARKETING SERVICES

The functions performed by TGC, together with 1995 headcounts, are, by department, as follows :-


TECHNICAL OPERATIONS

Headcount  - 60

The role of TGC technical operations is to support GIP's operations in Europe, the Middle East and Africa, Asia and Pacific, and Latin America.


VENDOR AND PRODUCT MANAGEMENT

Headcount - 65

The role of these personnel entails co-ordination of product development, exploration of new product opportunities, and day to day administration of air and non-air vendors headquartered primarily in Europe, the Middle East and Africa.


EUROPE AND APA REGIONS

Headcount - 235

European regional staff are responsible for the co-ordination of the activities of GIP's distributors in the Europe, Middle East and Africa, Asia and Pacific, and Latin America, multinational subscribers headquartered primarily in the Europe, Middle East and Africa region, as well as for the provision of Marketing Services and Customer Services within Europe, Middle East and Africa, Asia and Pacific Region and Latin America.


OVERHEAD DEPARTMENTS

Headcount - 70
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These comprise Human Resources, Finance and Administration and Legal. The role of these departments is to perform an administrative function within TGC and for GIP and other companies in the Galileo group as required.

Total headcount - 430



AS WITNESS the hands of the duly authorised representatives of the parties on the date first above written.



SIGNED BY ..........................................................
for and on behalf of
THE GALILEO COMPANY



SIGNED BY ..........................................................
for and on behalf of
GALILEO INTERNATIONAL PARTNERSHIP